SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                             ____________________


                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               February 8, 2000
                       (Date of earliest event reported)


                                Phone.com, Inc.
            (Exact name of Registrant as specified in its charter)


           Delaware                000-25687              94-3219054
           (State of         (Commission File No.)       (IRS Employer
       incorporation or                               Identification No.)
         organization)


                             800 Chesapeake Drive
                               Redwood City, CA
                   (Address of principal executive offices)


                                     94063
                                  (zip code)


                                (650) 562-0200
             (Registrant's telephone number, including area code)





Item 2.     Acquisition or Disposition of Assets

      On February 8, 2000, the Registrant, Phone.com, Inc. ("Phone.com"), consummated its acquisition of AtMotion Inc., a California corporation ("AtMotion"). The transaction was closed pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated December 21, 1999, by and among Phone.com, Mercedes Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Phone.com ("Merger Sub"), AtMotion, and Dixon R. Doll as agent of the former shareholders of AtMotion. The Merger will be accounted for under the purchase method of accounting. A copy of the Merger Agreement with exhibits thereto is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. As a result of the transaction, AtMotion became a wholly owned subsidiary of Phone.com. The consideration paid for all of the outstanding common and preferred stock of AtMotion and all rights to acquire common or preferred stock in AtMotion as of the date of consummation consisted of the issuance of approximately 2,348,111 shares of Phone.com common stock valued at approximately $286 million (the "Merger Consideration"). The portion of the Merger Consideration allocated to the shareholders of AtMotion was paid to the shareholders of AtMotion, although pursuant to the provisions of the Merger Agreement, 12.1% of the Merger Consideration was placed in escrow on behalf of the shareholders to secure certain indemnification obligations under the Merger Agreement.

      AtMotion's assets consist of intellectual property, cash, receivables, property and equipment, and other tangible and intangible assets which are used in the business of developing and marketing Internet voice portal server technology for both wireless service providers and Internet portals. Phone.com intends to continue such use of the assets.

Item 7.           Exhibits.

      The financial statements and pro forma financial information required by this Item will be filed by amendment approximately 45 days from the date of filing of this current report on Form 8-K.


2.1 Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999, by and among the Registrant, Mercedes Acquisition Corp., AtMotion Inc. and Dixon R. Doll as agent of the former shareholders of AtMotion Inc. together with exhibits thereto.
99.1          Press Release of the Registrant, dated December 21, 1999.
99.2          Press Release of the Registrant, dated February 10, 2000.


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              PHONE.COM, INC.


                              By:  /s/ Alan Black
                                   __________________________
                              Name:  Alan Black
                              Title: Vice President of Finance and
                                     Administration, Chief
                                     Financial Officer and Treasurer
                                     (Principal Financial and
                                     Accounting Officer)


Date:  February 23, 2000


                               EXHIBIT INDEX

Exhibit           Description

2.1 Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999, by and among the Registrant, Mercedes Acquisition Corp., AtMotion Inc. and Dixon R. Doll as agent of the former shareholders of AtMotion Inc. together with exhibits thereto.
99.1              Press Release of the Registrant, dated December 21, 1999.
99.2              Press Release of the Registrant, dated February 10, 2000.